Tarsus Pharmaceuticals Announces Oversubscribed $125.0 Million Private Placement Equity Financing Your publication date and time will appear here. | Source: Tarsus Pharmaceuticals, Inc IRVINE, Calif., Aug. 06, 2026 (GLOBE NEWSWIRE) -- Tarsus Pharmaceuticals, Inc. (Nasdaq: TARS) (“Tarsus” or the “Company”) today announced that it has entered into a securities purchase agreement with certain qualified institutional buyers and accredited investors for a private investment in public equity (“PIPE”) financing that is expected to result in gross proceeds of approximately $125.0 million, before deducting placement agent fees and other private placement expenses. The PIPE financing includes participation from existing investors of Alkeus Pharmaceuticals (“Alkeus”), including TCGX, Bain Capital Life Sciences, and Wellington Management. Tarsus announced the pending acquisition of Alkeus in a press release earlier today. The additional PIPE investors include new and existing Tarsus investors, including ADAR1 Capital Management, Sirenia Capital Management LP, RTW Investments, and Vestal Point Capital, among others. Pursuant to the terms of the securities purchase agreement, Tarsus is selling an aggregate of (i) 2,098,519 shares of its common stock (“Common Stock”) at a purchase price of $56.00 per share, and (ii) pre-funded warrants (“Pre-Funded Warrants”) to purchase 133,625 shares of common stock at a purchase price of $55.9999 per Pre-Funded Warrant. The Pre-Funded Warrants have an exercise price of $0.0001 per share. The PIPE financing is expected to close on August 7, 2026, subject to the satisfaction of customary closing conditions. Tarsus intends to use the net proceeds from the PIPE financing to fund clinical development and commercial activities and for other general corporate purposes. Share 1/3

Barclays is acting as lead placement agent and BofA Securities and William Blair are acting as co-placement agents in the PIPE financing. This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities nor a solicitation of any vote or approval with respect to the proposed transactions or otherwise, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction. The sales of securities of Tarsus described above are being made in a transaction not involving a public offering and the securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state or other applicable jurisdiction's securities laws and may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and/or applicable state or other jurisdictions’ securities laws. About Tarsus Pharmaceuticals, Inc. Tarsus Pharmaceuticals, Inc. applies proven science and new technology to revolutionize treatment for patients, starting with eye care. Tarsus is advancing its pipeline to address several diseases with high unmet need across a range of therapeutic categories, including eye care, dermatology, and infectious disease prevention. XDEMVY (lotilaner ophthalmic solution) 0.25% is FDA approved in the United States for the treatment of Demodex blepharitis. Tarsus is also developing TP- 04 for the potential treatment of ocular rosacea and TP-05 as an oral tablet for the potential prevention of Lyme disease, both of which are in Phase 2, and IRX-101 for potential use as an ocular antiseptic. Forward-Looking Statements Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements.” The words, without limitation, “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would,” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these or similar identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but not limited to, risks and uncertainties related to the satisfaction of customary closing conditions related to the PIPE financing. Further, there are other risks and ® 2/3 uncertainties that could cause actual results to differ from those set forth in the forward-looking statement and they are detailed from time to time in the reports Tarsus files with the Securities and Exchange Commission, including Tarsus’ Form 10-K for the year ended December 31, 2025, filed on February 23, 2026 with the SEC, and the most recent Form 10-Q quarterly filing filed on August 6, 2026 with the SEC, copies of which are posted on its website and are available from Tarsus without charge. However, new risk factors and uncertainties may emerge from time to time, and it is not possible to predict all risk factors and uncertainties. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statements contained in this press release are based on the current expectations of Tarsus’ management team and speak only as of the date hereof, and Tarsus specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Media Contact: Adrienne Kemp Vice President, Corporate Communications (949) 922-0801 akemp@tarsusrx.com Investor Contact: David Nakasone Head of Investor Relations (949) 620-3223 DNakasone@tarsusrx.com 3/3